Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 27, 2001 on our audit of the financial statements and financial highlights of the Nicholas Fund, Inc., and to all references to our firm, included in or made a part of this Form N-1A Registration Statement, Post Effective Amendnent No. 27, for Nicholas Fund, Inc.


                                            /s/ ARTHUR ANDERSEN LLP
                                                ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
July 26, 2001